EXHIBIT 99(b)

Consent

The undersigned hereby consents to being named as a prospective director of Seacoast Financial Services Corporation in the Registration Statement on Form S-4 filed by Seacoast with the Securities and Exchange Commission in connection with Seacoast’s proposed acquisition of Abington Bancorp, Inc., to which this Consent is an Exhibit, and in any amendments (including post-effective amendments) thereto.

Date: December 19, 2003	/s/ James P. McDonough
James P. McDonough